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                                                                     EXHIBIT 4.8

     AMENDMENT TO THE MCKAY HOCHMAN CO., INC. REGIONAL DEFINED CONTRIBUTION
                             BASIC PLAN DOCUMENT #R1

The Employer hereby amends the Safeguard Scientifics Money Purchase Pension Plan to comply with the provisions of The General Agreement on Tariffs and Trades, The Uniform Services Employment and Reemployment Rights Act of 1994, The Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997. The Basic Plan Document #R1 is hereby amended as follows:

1. Paragraph 1.16 titled, "Defined Contribution Dollar Limitation", is amended by deleting all the words following "($30,000)" and replacing them with the words "as adjusted by the Secretary of the Treasury for increases in the cost-of-living. Such increases will be in multiples of five thousand dollars ($5,000)".

The above provision is effective as of the first day of the 1995 Plan Year, or as of the initial Effective Date for those plans initially adopted after 1994.

2. The last sentence of the second Paragraph 1.12 titled, "Compensation", is amended by deleting the words "the Participant is not a Highly Compensated Employee [as defined in Code Section 414(q)] and".

The following sentence is added at the end of the section:

        "Effective for Plan Years beginning after December 31, 1996 the application of the family aggregation rules under Code Section 414(q)(6)( as defined in Paragraph 1.12 entitled "Compensation" will no longer apply."

The above provision is effective at the beginning of the 1997 Plan Year, or as of the initial Effective Date for those plans initially adopted after 1997.

3. Sub-paragraph 1.12(c)(1) titled "Code Section 415 Compensation", is deleted in its entirety and replaced with the following:

        "1. Employer Contributions to a plan of deferred Compensation which are not includible in the Employee's gross income for the taxable year in which contributed, other than contributions through a salary reduction agreement to a cash or deferred plan under Code Section 401(k), a Simplified Employee Pension Plan under Code Section 402(h)(1)(B), a cafeteria plan under Code
                Section 125 or a tax-deferred annuity under Code Section
                403(b)."

The above amended provision is effective as of the beginning of the 1998 Plan Year, or as of the initial Effective Date for those plans initially adopted after 1998.

4. Paragraph 1.12 titled, "Compensation", is amended by deleting all of the last paragraph, except for the last sentence thereof.

The above amended provisions is effective as of the beginning of the 1998 Plan Year, or as of the initial Effective Date for those plans initially adopted after 1998.

5. Paragraph 1.40 titled, "Highly Compensated Employee", is deleted in its entirety and replaced with the following paragraph which shall read as follows:

        Effective for Plan Years beginning in 1997 and later, any Employee who performs service for the Employer during the current year, and who, during the immediate prior year received Compensation (including Elective Deferrals) from the Employer in excess of $80,000 [ as adjusted pursuant to Code Section 415(d) or who at any time during the current year or the immediate prior year is or was a five percent (5%) owner of the Employer. An individual is a five (5%) owner if at any time during the current year or the immediate prior year they owned more than five percent (5%) of the profits or capital interest of the Employer. Code
        Section 318

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        attribution from family members applies in determining an individual's ownership interest. If so elected by the Employer, an Employee who received Compensation in excess of $80,000 in the immediate prior year will only be considered a Highly Compensated Employee if they are also a member of the Top-Paid Group, as defined in Paragraph 1.83.

6. Paragraph 1.43 titled, "Leased Employees" is amended by deleting the phrase " of a type historically performed by Employees in the business field" and replacing with the following phrase: "performed under the primary direction or control".

The above provision is effective at the beginning of the 1997 Plan Year, or as of the initial Effective Date for those plans initially adopted after 1997.

7. Paragraph, 1.83 titled, "Top Paid Group", is deleted in its entirety and replaced with the following paragraph which shall read as follows:

The group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such year. For purposes of determining the number of Employees in the group (but not who is in it), the following Employees shall be excluded:

(a)     Employees who have not completed 6 months of Service.

(b)     Employees who normally work less than 17 1/2 hours per week.

(c)     Employees who normally do not work more than 6 months during any year.

(d)     Employees who have not attained age 21.

(e) Employees included in a collective bargaining unit, covered by an agreement between employee representatives and the Employer, where retirement benefits were the subject of good faith bargaining and provided that 90% or more of the Employer's Employees are covered by the agreement.

(f) Employees who are nonresident aliens and who receive no earned income which constitutes income from sources within the United States."

If the Top-Paid Group election is applicable, please check the box below:

[ ] An Employer who received Compensation in excess of $80,000 in the immediate prior year will only be considered a Highly Compensated Employee if they are also a member of the Top-Paid Group, as defined in Paragraph 1.83 of the Basic Plan Document #R1.

The above provision is effective at the beginning of the 1997 Plan Year, or as of the initial Effective Date for those plans initially adopted after 1997.

8. Paragraph 2.6 titled, "Owner-Employees", is deleted in its entirety. Paragraph 2.7 is then renumbered as Paragraph 2.6. Paragraph 2.8 is then renumbered Paragraph 2.7.

The above provision is effective at the beginning of the 1997 Plan Year, or as of the initial Effective Date for those plans initially adopted after 1997.

9. Paragraph 5.3 titled, "Allocating Employer Contributions", is amended by deleting the final "s" in the word Sections" and by deleting "401(a)(26) and" where they appear in the fifth sentence thereof.

The above provision is effective at the beginning of the 1997 Plan Year, or as of the initial Effective Date for those plans initially adopted after 1997.

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10.     Paragraph 5.3 titled, "Allocating Employer Contributions", is amended by the addition of an additional sentence which shall read as follows:

"Notwithstanding any provision of this Plan to the contrary, Participants will accrue the right to share in allocations of Employer contributions with respect to periods of qualified military service as provided in Code Section 414(u)."

The above provision is effective as of the time when first administratively applied, but in no event after October 31, 1997.

11. Paragraphs 6.3, 6.4 and 6.5 are amended by deleting the references to "$3,500" where they appear and substituting in their place "$5,000" effective for Plan Years commencing August 5, 1997 and thereafter.

12. Subparagraph 6.4(b) titled , "Restrictions On immediate Distributions", is amended by adding two new sentences at the end of the first paragraph which shall read as follows:

"If a distribution is one to which Code Section 401(a)(11) and 417 do not apply, such distributions may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given provided that:

        (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and

        (2) the Participant, after receiving the notice, affirmatively elects to take a distribution."

If a distribution is one to which Code Section 417 does apply, the distribution may commence less that thirty (30) days, but not less that seven (7) days after the notice required under Treasury Regulation 1.411(a)-11(c) is given, provided that the conditions of sub-paragraphs (1) and (2) above are satisfied with regard to both the Participant and the Participant's Spouse."

The above provision is effective at the beginning of the 1997 Plan Year, or as of the initial Effective Date for those plans initially adopted after 1997.

13. Article VI titled "RETIREMENT BENEFITS AND DISTRIBUTUIONS", is amended by the addition of a new last paragraph 6.10 which shall read as follows:

        "6.10 ASSETS TRANSFERRED FROM MONEY PURCHASE PLANS Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant's retirement, death, Disability or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to Voluntary Employee Contributions)."

The above amendments provisions are effective as of the first day of the Plan Year that this amendment is adopted.

14. Paragraph 7.5 of the Basic Plan Document #R1, "Required Beginning Date", is amended by the addition of a new sub-paragraph (c) and the re-alphabetizing of sub-paragraphs (c) and (d) as (d) and (e), respectively. The new sub-paragraph (c) shall read as follows:

Select which provision applies.

[ x ]   "(c)    Rules for 1996 and Later Years. Employees who are not five (5%)
                owners, who have attained age 70 1/2 in 1996 or will attain it in later years, and who are still employed by the Employer, may either receive their distribution pursuant to sub-paragraph (a) above, or may elect to defer commencement of benefit payments to the earlier of the April 1st following the calendar year

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                during which the Participant either becomes a five (5%) owner or separates from service with the Employer. Employees who were 70 1/2 in 1996 and who did not receive payment of the required minimum distribution by April 1, 1997, and who wish to receive it, must receive a distribution of all required amounts by December 31, 1997."

[ ]     "(c)    Rules for 1996 and Later Years. Employees who are not five (5%)
                owners, who have attained age 70 1/2 in 1996 or will attain it in later years, and who are still employed by the Employer, may either receive their distribution pursuant to sub-paragraph (a) above, or may not elect to defer commencement of benefit payments to the earlier of the April 1st following the calendar year during which the Participant either becomes a five (5%) owner or separates from service with the Employer. Employees who were 70 1/2 in 1996 and who did not receive payment of the required minimum distribution by April 1, 1997, and who wish to receive it, must receive a distribution of all required amounts by December 31, 1997."

The above provision is effective at the beginning of the 1997 Plan Year, or as of the initial Effective Date for those plans initially adopted after 1997.

15.     Required Beginning Date - Select the provision that applies.

[ x ] A Participant who is not a five (5%) owner and who is still employed by the Employer at the end of the calendar year in which the Participant attains age 70 1/2 may elect to defer payment of the required minimum distribution until the April 1st following the earlier of the calendar year of separation of Service or the calendar year in which the Participant becomes a 5% owner."

[ ] A Participant who is not a five (5%) owner and who is still employed by the Employer at the end of the calendar year in which the Participant attains age 70 1/2 may not elect to defer payment of the required minimum distribution until the April 1st following the earlier of the calendar year of separation of Service or the calendar year in which the Participant becomes a 5% owner."

16. Paragraph 8.5 titled, "Notice Requirements for Qualified Joint and Survivor Annuity" is amended by the addition of a new sentence at the end of the paragraph which shall read as follows:

        "The Participant and the Participant's Spouse may consent to waiving the minimum thirty (30) day notice period described above and may receive notice no less than seven (7) days prior to the annuity starting date, provided that:

        (e) the Plan Administrator clearly informs the Participant and the Participant's Spouse that they have a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution ( and if applicable a particular distribution option), and

        (f) the Participant and the Participant's Spouse, after receiving the notice affirmatively elect to take a distribution."

The above provision is effective at the beginning of the 1997 Plan Year, or as of the initial Effective Date for those plans initially adopted after 1997.

17. Article IX titled, "VESTING", is amended by the addition of a new Paragraph 9.11 which shall read as follows:

        9.11 COMPLIANCE WITH UNIFORMED SERVICE EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994 Notwithstanding any provision of this Plan to the contrary, Years of Vesting Service will be credited as provided in Code
        Section 414(u)."

The above provision is effective as of the time when first administratively applied, but in no event after October 31, 1997.

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18.     Article X is amended by the addition of a new paragraph 10.13 which shall read as follows:

        10.13 CALCULATION AND DISTRIBUTION OF EXCESS CONTRIBUTIONS AND EXCESS AGGREGATE CONTRIBUTIONS

        (a) REDUCING THE AVERAGE FOR HIGHLY COMPENSATED EMPLOYEES - The Average Deferral Percentage and/or Average Contribution Percentage for Highly Compensated Employees is reduced to the maximum allowed by the applicable limit at paragraph 10.11. The average is reduced on a step-by-step leveling basis beginning by reducing the Actual Deferral Percentage or the Actual Contribution Percentage for the Highly Compensated Employee with the highest percentage until the average is reduced to the maximum allowed or until the Actual Deferral Percentage or Actual Contribution Percentage for such Highly Compensated Employee is lowered to that of the Highly Compensated Employee with the next highest percentage. This process continues until the Average Deferral Percentage and/or the Average Contribution Percentage is lowered to the maximum allowed for the Plan Year. The excess dollar amount attributable to each affected Highly Compensated Employee is then totaled for purposes of correcting distributions determined at paragraph (b) below.

        (b) CORRECTING DISTRIBUTIONS TO HIGHLY COMPENSATED EMPLOYEES - The total amount to be distributed as determined under paragraph (a) is allocated to Highly Compensated Employees on the basis of the dollar amount included for such Employee in the numerator of the Actual Deferral Percentage or the Actual Contribution Percentage, as applicable. The distribution for each affected Highly Compensated Employee is determined on a leveling basis similar to that described at paragraph (a) except that the process is based on dollars rather than percentages. Excess Contributions are allocated to the Highly Compensated Employees with the largest amount of Employer contributions taken into account in calculating the Average Deferral Percentage or Average Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contribution. After correcting distributions are allocated, it is not necessary to recompute the Highly Compensated Employee averages to determine if they satisfy the ADP Test and/or the ACP Test. Distributions of Excess Contributions and Excess Aggregate Contributions are to be made in accordance with paragraphs 7.12 and 7.13 hereof.

The above amended provision if effective as of the beginning of the 1997 Plan Year, or as the initial Effective Date for those plans initially adopted after 1998.

18. Paragraph 13.4 titled, "Participant Loans" will be amended by the addition of a new sub-paragraph (k) which shall read as follows: Select which provision applies.

[ x ]   Loan payments will be suspended under this plan as permitted under Code
        Section 414(u)."

[ ] Loan payments will not be suspended under this plan as permitted under Code Section 414(u)."

The above provision is effective as of the time when first administratively applied, but in no event after October 31, 1997.

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IN WITNESS WHEREOF the Employer has caused this Amendment to be executed this
16TH day of November, 2000.

                                                   Safeguard Scientifics, Inc.:



                                                   BY:
                                                      --------------------------
                                                              Secretary


WITNESS:
        ------------------------------------

        ------------------------------------


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                                    AMENDMENT
                                     TO THE
                SAFEGUARD SCIENTIFICS MONEY PURCHASE PENSION PLAN

        BY THIS AMENDMENT, Safeguard Scientifics Money Purchase Pension Plan (herein called the "Plan") is hereby amended as follows effective January 1, 2001:

        Section 6 of the Adoption Agreement shall be amended as follows:


6.      EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA

NOTE: The integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to Amendment for the Tax Reform Act of 1986.

         Employer Contributions will be allocated in accordance with the method selected below. If in Section 9 herein, the Employer elects to allocate forfeitures, they will be treated as additional Employer Contributions and allocated accordingly.

                      [x]    (a)    Non-Integrated Contribution and Allocation
                      Formula [See Minimum Contributions under Top-Heavy Plans at Section 7].

                                    The Employer shall contribute and allocate
                      to the account of each eligible Participant, 0.00 % (not more than 25%) of such Participant's Compensation, plus any forfeitures (only if they are reallocated to Participants under Section 9), in such Plan Year.



        IN WITNESS WHEREOF, this Amendment is hereby executed this 16th day of November, 2000.



        ------------------------                  -----------------------
        Trustee                                   Trustee